Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Black Stone Minerals, L.P.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-203909) of Black Stone Minerals, L.P. of our report dated March 8, 2016, relating to the 2015 and 2014 consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Houston, Texas
March 8, 2016